Exhibit 15.1

July 23, 2021

The Board of Directors and Shareholders of Lowe’s Companies, Inc.

Lowe’s Companies, Inc.
1000 Lowes Boulevard
Mooresville, North Carolina 28117

We are aware that our report dated May 27, 2021, on our review of interim financial information of Lowe’s Companies, Inc. appearing in Lowe’s Companies, Inc.’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2021, is incorporated by reference in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina